EXHIBIT 10.10

SECURED CONVERTIBLE

PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION THEREUNDER OR THE AVAILABILITY OF AN EXEMPTION THEREFROM.

$700,000.00

March 24, 2004

FOR VALUE RECEIVED, Caredecision Corp., a Nevada corporation (herein “Company”), promises to pay to the order of Pinnacle Investment Partners, L.P. (the “Holder”), at the offices of the Company, the principal sum of Seven Hundred Thousand Dollars ($700,000.00), together with interest thereon at the rate of 12% per annum, on September 24, 2004 (the “Maturity Date”), subject to Section 18 hereof, in lawful money of the United States of America unless The Holder agrees to another form of payment.

1.        This Note is secured by and entitled to the benefit of the pledge of 14,000,000 shares of the Company’s common stock and certain other collateral as set forth in a Pledge and Security Agreement dated as of the date hereof between the Holder and the Company.

2.        The Holder may, at its option, at any time and from time to time, elect to convert some or all of the then-outstanding principal of this Note into shares of common stock, $0.001 par value, of the Company (the “Common Stock”) at a conversion price of $0.08 per share, subject to adjustment as described in Section 4 hereof (the “Conversion Price”).

3.        In case of any reclassification of the Common Stock, recapitalization, or like capital adjustment affecting the Common Stock (each, an “Adjustment”), the Conversion Price in effect at the time of the effective date for that Adjustment will be proportionally adjusted so that after that date the Holder will be entitled to receive the aggregate number and kind of shares that, if this Note had been converted by the Holder immediately prior to that date, the Holder would have owned upon that conversion and been entitled to received upon such Adjustment (and for these purposes the Holder will, to the extent relevant, be deemed to have converted this Note immediately prior to the record date or the effective date, as the case may, for the Adjustment).

4.        To convert into Common Stock in accordance with Section 2 any amounts due under this Note, the Holder must deliver to the Company (in accordance with the notice provisions contained in the Note Purchase Agreement of even date herewith between the Company and the Holder) a notice of conversion stating what portion of the principal amount is being converted (the “Conversion Notice”). The Company shall, at the option of the Holder, pay in cash, in shares of Common Stock valued at the Conversion Price, or in both, any interest accrued from the date hereof to any Conversion Date. No fractional shares of Common Stock will be issued on conversion, and the number of shares issuable will be rounded to the nearest whole share. For purposes of this Note, “Conversion Date” means the date on which any Conversion Notice is deemed delivered. The Company shall cause certificates representing shares of Common Stock issued on conversion to be delivered to the Holder no later than five business days after the Conversion Date. If the Holder converts only part of the principal amount of this Note, the Company shall issue to the Holder a replacement note reflecting the remaining principal amount outstanding, which replacement note will for all purposes hereunder be deemed to be this Note.

5.        From and after the date hereof, the Company shall have at all times authorized and reserved for issuance, free from preemptive rights, shares of Common Stock sufficient to yield the number of shares issuable at conversion, based on the Conversion Price as in effect from time to time and assuming conversion of the entire principal mount of the Notes and all accrued interest to maturity.

6.        The Holder shall not have the right to convert any portion of this Note to the extent that the issuance to the Holder of Common Shares upon that conversion would result in the Holder being deemed the “beneficial owner” of 4.99% or more of the then-outstanding Common Shares within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (excluding the unconverted portion of this Note).

7.        If an Event of Default (other than an Event of Default specified in Section 8(d) through 8(h)) occurs and is continuing, then the Holder may declare the outstanding principal and accrued interest on this Note and all other payments payable hereunder to be immediately due and payable. If an Event of Default specified in Section 8(d) through 8(h) occurs and is continuing, then the outstanding principal and accrued interest and all other payments payable hereunder will become immediately due and payable without any declaration or other act on the art of the Holder. The Holder may at its option elect to rescind, in whole or in part, any such acceleration under this Section 7 and instead elect, with respect to all or part of the outstanding principal and accrued interest, to reduce the Conversion Price to an amount equal to 75% of the last closing bid price of the Common Stock on any Conversion Date.

8.        For purposes of this Note, “Event of Default” means any of the following:

(a)

the Company defaults in the payment of principal or interest on this Note and that default continues for a period of five (5) business days;

(b)

any of the representations or warranties made by the Company in the Securities Purchase Agreement or the Pledge and Security Agreement is false or misleading in any material respect at the time made;

(c)

the Company fails to perform in any material respect any other obligation contained in this Note or any obligation contained in the Securities Purchase Agreement or the Pledge and Security Agreement and that failure continues uncured for a period of five (5) business days after written notice from the Holder of that failure;

(d)

The Company (A) admits in writing its inability to pay its debts generally as they mature, (B) makes an assignment for the benefit of creditors or commences proceedings for its dissolution; or (C) applies for or consents to the appointment of a trustee, liquidator or receiver for its property or business or a substantial part thereof;

(e)

a trustee, liquidator or receiver is appointed for the Company or for a substantial part of its property or business without its consent and is not discharged within ninety (90) days after that appointment;

(f)

any governmental agency or any court of competent jurisdiction at the instance of any governmental agency assumes custody or control of the whole or any substantial portion of the properties or assets of the Company and is not dismissed within ninety (90) days thereafter; or

(g)

any money judgment, writ or warrant of attachment, or similar process in excess of Two Hundred Thousand Dollars ($200,000) in the aggregate is entered or filed against the Company or any of its properties or other assets and remains unpaid, unvacated, unbonded or unstayed for a period of ninety (90) days or in any event later than five (5) business days prior to the date of any proposed sale thereunder;

(h)

bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors are instituted by or against the Company and, if instituted against the Company, are not dismissed within ninety (90) days after institution or the Company by any action or answer approves of, consents to, or acquiesces in any such proceedings or admits the material allegations of, or defaults in answering a petition filed in any such proceeding; and

(i)

the Common Stock is suspended or delisted from Nasdaq or an exchange for more than ten trading days, or the Common Stock is removed from the Over-the-Counter Bulletin Board for more than ten days for any reason other than the Common Stock becoming listed on Nasdaq or an exchange.

9.        Upon failure to make any payment of any installment of principal or interest when due hereunder, Company shall pay on all installments of principal and interest that are not timely paid when due, and until that payment default is cured, and on the then outstanding principal balance, additional interest in addition to the rate set forth hereinabove, so that interest will then accrue at a rate equal to 24% per annum.

10.        Any interest rate provided for in this Note that exceeds the maximum rate provided by applicable law will instead be deemed to equal that maximum rate and any interest in excess of that maximum rate paid to The Holder will be applied to reduce the principal balance of this Note so that in no event will The Holder receive or be entitled to receive interest in excess of the maximum amount permitted by applicable law.

11.        The Company hereby waives presentment, demand, protest, or notice of any kind. The Company may not set off against any amounts due to the Holder hereunder any claims against the Holder or other amounts owed by the Holder to the Company.

12.        If any one or more of Events of Default occurs and is continuing, the Holder may proceed to protect and enforce its rights by any appropriate proceedings.

13.        The Company shall pay all reasonable costs of collection, including attorneys’ fees that may be incurred in collecting this Note or any portion thereof and, in case an action is instituted for such purposes, the amount of all attorneys’ fees will be such amount as the court adjudges reasonable.

14.        The laws of the State of New York, without giving effect to its choice of law principles, govern all matters with respect to this Note, including all tort claims.

15.        No delay or omission of the Holder to exercise any right hereunder, whether before or after the happening of any Event of Default, will impair any such right or will operate as a waiver thereof or of any Event of Default nor will any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other right.

16.        This Note is subject to prepayment, at the option of the Company, in whole or in part, at any time and from time to time, without premium or penalty.  In this regard, in the event the Company receives any funds whatsoever from the sale of any of its securities, the Company shall within one (1) business day of their receipt apply those funds to prepay this Note.

17.        The Company shall not assign any of its rights or delegate any of its obligations under this Note.

18.        Notwithstanding anything to the contrary herein contained, if no Event of Default has occurred and is continuing, the Company shall have the right to extend the Maturity Date of this note for a period of six (6) months upon payment of an extension fee of 250,000 fully registered shares (which shall not include, and shall be in addition to, the shares pledged as collateral for this Note), provided, that as a condition to any such extension the Securities and Exchange Commission has declared the registration statement relating to those shares effective and no stop order has been issued in respect thereof.

CAREDECISION CORP.

By:

Name:

Title:

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